Exhibit 99.1

Twilio Announces First Quarter 2017 Results

Q1 Total Revenue of $87.4 million, up 47% year-over-year

Q1 Base Revenue of $80.6 million, up 62% year-over-year

Q1 Dollar-Based Net Expansion Rate of 141%

SAN FRANCISCO--(BUSINESS WIRE)--May 2, 2017--Twilio Inc. (NYSE: TWLO), the leading Cloud Communications Platform company, today reported financial results for its first quarter ended March 31, 2017.

“We made continued progress across a number of our key initiatives in the first quarter, delivering further product innovation and adding new customers of all types at a rapid pace around the globe,” said Jeff Lawson, Twilio’s Co-Founder and Chief Executive Officer. “While we are seeing some changes in the relationship with our largest customer, our momentum across the business continues to be strong, with a 42% year over year growth in Active Customer Accounts and a 62% year over year growth in Base Revenue during the quarter.”

First Quarter 2017 Financial Highlights

  Total revenue of $87.4 million for the first quarter of 2017, up 47% from the first quarter of 2016 and 7% sequentially from the fourth quarter of 2016.
  Base revenue of $80.6 million for the first quarter of 2017, up 62% from the first quarter of 2016 and 7% sequentially from the fourth quarter of 2016.
  GAAP loss from operations of $14.8 million for the first quarter of 2017, compared with GAAP loss from operations of $6.4 million for the first quarter of 2016. Non-GAAP loss from operations of $3.7 million for the first quarter of 2017, compared with non-GAAP loss from operations of $3.2 million for the first quarter of 2016.
  GAAP net loss per share attributable to common stockholders of $0.16 based on 88.6 million weighted average shares outstanding in the first quarter of 2017, compared with GAAP net loss per share attributable to common stockholders of $0.37 based on 17.5 million weighted average shares outstanding in the first quarter of 2016.
  Non-GAAP net loss per share attributable to common stockholders of $0.04 based on 88.6 million non-GAAP weighted average shares outstanding in the first quarter of 2017, compared with non-GAAP net loss per share attributable to common stockholders of $0.05 based on 71.3 million non-GAAP weighted average shares outstanding in the first quarter of 2016.

Key Metrics and Recent Business Highlights

  40,696 Active Customer Accounts as of March 31, 2017, compared to 28,648 Active Customer Accounts as of March 31, 2016.
  Dollar-Based Net Expansion Rate was 141% for the first quarter of 2017, compared to 170% for the first quarter of 2016.
  Welcomed George Hu as Twilio’s Chief Operating Officer. Prior to joining Twilio, Hu spent thirteen years at Salesforce in a variety of leadership roles, culminating with four years as Chief Operating Officer.
  Extended the long-standing relationship with Amazon Web Services by helping to power and further enhance the capabilities of Amazon Connect.
  Announced the general availability of Programmable Chat, allowing our customers to add real-time, IP-based chat into web, mobile, and desktop applications.
  Launched the beta program for Notify, our multi-channel API that helps customers manage notifications over SMS, push, and apps like Facebook Messenger.
  Introduced Programmable Fax, transforming yet another piece of the traditional communications world into software.
  Released Programmable Video’s Peer-to-Peer Rooms API, making it possible to embed 1:1 and multi-party video calling in mobile apps and SaaS products.

Outlook

Twilio is providing guidance for the second quarter ending June 30, 2017 and full year ending December 31, 2017 as follows:

Quarter ending June 30, 2017:
Total Revenue (millions)	$85.5	to	$87.5
Base Revenue (millions)	$81.5	to	$82.5
Non-GAAP loss from operations (millions)	$10.5	to	$9.5
Non-GAAP net loss per share	(0.11)	to	(0.10)
Weighted average shares outstanding			91.0

Full year ending December 31, 2017:
Total Revenue (millions)	$356.0	to	$362.0
Base Revenue (millions)	$340.0	to	$343.0
Non-GAAP loss from operations (millions)	$29.0	to	$26.0
Non-GAAP net loss per share	(0.30)	to	(0.27)
Non-GAAP weighted average shares outstanding			92.0

Conference Call Information

Twilio will host a conference call today, May 2, 2017, to discuss first quarter 2017 financial results, as well as the second quarter and full year 2017 outlook, at 2 p.m. Pacific Time, 5 p.m. Eastern Time. A live webcast of the conference call, as well as a replay of the call, will be available at https://investors.twilio.com. The conference call can also be accessed by dialing (877) 201-0168, or +1 (647) 788-4901 (outside the U.S. and Canada). The conference ID is 85208883. Following the completion of the call through 11:59 PM Eastern Time on May 9, 2017, a replay will be available by dialing (800) 585-8367 or +1 (416) 621-4642 (outside the U.S. and Canada) and entering passcode 85208883. Twilio has used, and intends to continue to use, its investor relations website as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

About Twilio Inc.

Twilio's mission is to fuel the future of communications. Developers and businesses use Twilio to make communications relevant and contextual by embedding messaging, voice, and video capabilities directly into their software applications. Founded in 2008,Twilio has over 800 employees, with headquarters in San Francisco and other offices in Bogotá, Dublin, Hong Kong, London, Madrid, Malmö, Mountain View, Munich, New York City, Singapore and Tallinn.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws, which statements involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Forward-looking statements contained in this press release include, but are not limited to, statements about: changes in the relationship with our largest customer; Twilio’s outlook for the quarter ending June 30, 2017 and full year ending December 31, 2017; and Twilio’s expectations regarding its products and solutions. You should not rely upon forward-looking statements as predictions of future events.

The outcome of the events described in these forward-looking statements is subject to known and unknown risks, uncertainties, and other factors that may cause Twilio’s actual results, performance, or achievements to differ materially from those described in the forward-looking statements, including, among other things: adverse changes in general economic or market conditions; changes in the market for communications; Twilio’s ability to adapt its products to meet evolving market and customer demands and rapid technological change; Twilio’s ability to generate sufficient revenues to achieve or sustain profitability; Twilio’s ability to retain customers and attract new customers; Twilio’s limited operating history, which makes it difficult to evaluate its prospects and future operating results; Twilio’s ability to effectively manage its growth; and Twilio’s ability to compete effectively in an intensely competitive market.

The forward-looking statements contained in this press release are also subject to additional risks, uncertainties, and factors, including those more fully described in Twilio’s most recent filings with the Securities and Exchange Commission, including its Form 10-K for the year ended December 31, 2016 filed on February 22, 2017. Further information on potential risks that could affect actual results will be included in the subsequent periodic and current reports and other filings that Twilio makes with the Securities and Exchange Commission from time to time. Moreover, Twilio operates in a very competitive and rapidly changing environment, and new risks and uncertainties may emerge that could have an impact on the forward-looking statements contained in this press release.

Forward-looking statements represent Twilio’s management’s beliefs and assumptions only as of the date such statements are made. Twilio undertakes no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law.

Use of Non-GAAP Financial Measures

To provide investors and others with additional information regarding Twilio’s results, the following non-GAAP financial measures are disclosed: non-GAAP gross profit and gross margin, non-GAAP operating expenses, non-GAAP loss from operations and operating margin, non-GAAP net loss attributable to common stockholders, non-GAAP net loss per share attributable to common stockholders, basic and diluted, and non-GAAP weighted-average shares used to compute non-GAAP net loss per share attributable to common stockholders, basic and diluted.

Non-GAAP Gross Profit and Non-GAAP Gross Margin. Twilio defines non-GAAP gross profit and non-GAAP gross margin as GAAP gross profit and GAAP gross margin, respectively, adjusted to exclude stock-based compensation and amortization of acquired intangibles.

Non-GAAP Operating Expenses. Twilio defines non-GAAP operating expenses (including categories of operating expenses) as GAAP operating expenses (and categories of operating expenses) adjusted to exclude, as applicable, stock-based compensation, amortization of acquired intangibles, acquisition-related expenses, release of tax liabilities upon obligation settlement, gain on lease termination, and payroll taxes related to stock-based compensation.

Non-GAAP Loss from Operations and Non-GAAP Operating Margin. Twilio defines non-GAAP loss from operations and non-GAAP operating margin as GAAP loss from operations and GAAP operating margin, respectively, adjusted to exclude stock-based compensation, amortization of acquired intangibles, acquisition-related expenses, release of tax liabilities upon obligation settlement, gain on lease termination, and payroll taxes related to stock-based compensation.

Non-GAAP Net Loss Attributable to Common Stockholders and Non-GAAP Net Loss Per Share Attributable to Common Stockholders, Basic and Diluted. Twilio defines non-GAAP net loss attributable to common stockholders and non-GAAP net loss per share attributable to common stockholders, basic and diluted, as GAAP net loss attributable to common stockholders and GAAP net loss per share attributable to common stockholders, basic and diluted, respectively, adjusted to exclude stock-based compensation, amortization of acquired intangibles, acquisition-related expenses, release of tax liabilities upon obligation settlement, gain on lease termination, and payroll taxes related to stock-based compensation, and, in the case of non-GAAP net loss per share attributable to common stockholders, basic and diluted, amounts attributable to convertible preferred stock.

In order to calculate non-GAAP net loss per share attributable to common stockholders, basic and diluted, Twilio uses a non-GAAP weighted-average share count. Twilio defines non-GAAP weighted-average shares used to compute non-GAAP net loss per share attributable to common stockholders, basic and diluted, as GAAP weighted average shares used to compute net loss per share attributable to common stockholders, basic and diluted, adjusted to reflect the conversion of convertible preferred stock outstanding into Class B common stock as if it had occurred at the beginning of the period.

Twilio’s management uses the foregoing non-GAAP financial information, collectively, to evaluate its ongoing operations and for internal planning and forecasting purposes. Twilio’s management believes that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance, facilitates period-to-period comparisons of results of operations, and assists in comparisons with other companies, many of which use similar non-GAAP financial information to supplement their GAAP results. Non-GAAP financial information is presented for supplemental informational purposes only, and should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from similarly-titled non-GAAP measures used by other companies. Whenever Twilio uses a non-GAAP financial measure, a reconciliation is provided to the most directly comparable financial measure stated in accordance with GAAP. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures.

With respect to Twilio’s guidance as provided under “Outlook” above, Twilio has not reconciled its expectations as to non-GAAP loss from operations to GAAP loss from operations or non-GAAP net loss per share to GAAP net loss per share because stock-based compensation expense cannot be reasonably calculated or predicted at this time. Accordingly, a reconciliation is not available without unreasonable effort.

Operating Metrics

Twilio reviews a number of operating metrics to evaluate its business, measure performance, identify trends, formulate business plans, and make strategic decisions. These include the number of Active Customer Accounts, Base Revenue, and the Dollar-Based Net Expansion Rate.

Number of Active Customer Accounts. Twilio believes that the number of Active Customer Accounts is an important indicator of the growth of its business, the market acceptance of its platform and future revenue trends. Twilio defines an Active Customer Account at the end of any period as an individual account, as identified by a unique account identifier, for which Twilio has recognized at least $5 of revenue in the last month of the period. Twilio believes that use of its platform by customers at or above the $5 per month threshold is a stronger indicator of potential future engagement than trial usage of its platform or usage at levels below $5 per month. A single organization may constitute multiple unique Active Customer Accounts if it has multiple account identifiers, each of which is treated as a separate Active Customer Account.

Base Revenue. Twilio monitors Base Revenue as one of the more reliable indicators of future revenue trends. Base Revenue consists of all revenue other than revenue from large Active Customer Accounts that have never entered into 12-month minimum revenue commitment contracts with Twilio, which the Company refers to as Variable Customer Accounts. While almost all of Twilio’s customers exhibit some level of variability in the usage of its products, based on the experience of Twilio’s management, Twilio believes that Variable Customer Accounts are more likely to have significant fluctuations in usage of its products from period to period, and therefore that revenue from Variable Customer Accounts may also fluctuate significantly from period to period. This behavior is best evidenced by the decision of such customers not to enter into contracts with Twilio that contain minimum revenue commitments, even though they may spend significant amounts on the use of the Company’s products and they may be foregoing more favorable terms often available to customers that enter into committed contracts with Twilio. This variability adversely affects Twilio’s ability to rely upon revenue from Variable Customer Accounts when analyzing expected trends in future revenue.

For historical periods through March 31, 2016, Twilio defined a Variable Customer Account as an Active Customer Account that (i) had never signed a minimum revenue commitment contract with the Company for a term of at least 12 months and (ii) has met or exceeded 1% of the Company’s revenue in any quarter in the periods presented through March 31, 2016. To allow for consistent period-to-period comparisons, in the event a customer qualified as a Variable Customer Account as of March 31, 2016, or a previously Variable Customer Account ceased to be an Active Customer Account as of such date, Twilio included such customer as a Variable Customer Account in all periods presented. For reporting periods starting with the three months ended June 30, 2016, Twilio defines a Variable Customer Account as a customer account that (a) has been categorized as a Variable Customer Account in any prior quarter, as well as (b) any new customer account that (i) has never signed a minimum revenue commitment contract with Twilio for a term of at least 12 months and (ii) meets or exceeds 1% of the Company’s revenue in a quarter. Once a customer account is deemed to be a Variable Customer Account in any period, they remain a Variable Customer Account in subsequent periods unless they enter into a minimum revenue commitment contract with Twilio for a term of at least 12 months.

Dollar-Based Net Expansion Rate. Twilio’s ability to drive growth and generate incremental revenue depends, in part, on the Company’s ability to maintain and grow its relationships with existing Active Customer Accounts and to increase their use of the platform. An important way in which Twilio tracks its performance in this area is by measuring the Dollar-Based Net Expansion Rate for Active Customer Accounts, other than Variable Customer Accounts. Twilio’s Dollar-Based Net Expansion Rate increases when such Active Customer Accounts increase their usage of a product, extend their usage of a product to new applications or adopt a new product. Twilio’s Dollar-Based Net Expansion Rate decreases when such Active Customer Accounts cease or reduce their usage of a product or when the Company lowers usage prices on a product. As our customers grow their businesses and extend the use of our platform, they sometimes create multiple customer accounts with us for operational or other reasons. As such, for reporting periods starting with the three months ended December 31, 2016, when we identify a significant customer organization (defined as a single customer organization generating more than 1% of revenue in a quarterly reporting period) that has created a new Active Customer Account, this new Active Customer Account is tied to, and revenue from this new Active Customer Account is included with, the original Active Customer Account for the purposes of calculating this metric. Twilio believes that measuring Dollar-Based Net Expansion Rate on revenue generated from Active Customer Accounts, other than Variable Customer Accounts, provides a more meaningful indication of the performance of the Company’s efforts to increase revenue from existing customer accounts.

Twilio’s Dollar-Based Net Expansion Rate compares the revenue from Active Customer Accounts, other than Variable Customer Accounts, in a quarter to the same quarter in the prior year. To calculate the Dollar-Based Net Expansion Rate, the Company first identifies the cohort of Active Customer Accounts, other than Variable Customer Accounts, that were Active Customer Accounts in the same quarter of the prior year. The Dollar-Based Net Expansion Rate is the quotient obtained by dividing the revenue generated from that cohort in a quarter, by the revenue generated from that same cohort in the corresponding quarter in the prior year. When Twilio calculates Dollar-Based Net Expansion Rate for periods longer than one quarter, it uses the average of the applicable quarterly Dollar-Based Net Expansion Rates for each of the quarters in such period.

Source: Twilio Inc.

TWILIO INC.
Condensed Consolidated Statements of Operations
(In thousands, except share and per share amounts)
(Unaudited)
	Three Months Ended
	March 31,
	2017	2016
Revenue	$87,372	$59,340
Cost of revenue	37,286	26,827
Gross profit	50,086	32,513
Operating expenses:
Research and development	26,522	14,864
Sales and marketing	21,116	13,422
General and administrative	17,203	10,593
Total operating expenses	64,841	38,879
Loss from operations	(14,755)	(6,366)
Other income (expenses), net	498	(18)
Loss before (provision) benefit for income taxes	(14,257)	(6,384)
(Provision) benefit for income taxes	30	(84)
Net loss attributable to common stockholders	$(14,227)	$(6,468)

Net loss per share attributable to common stockholders, basic and diluted	$(0.16)	$(0.37)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	88,612,804	17,483,198

TWILIO INC.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)
	As of	As of
	March 31,	December 31,
Assets	2017	2016
Current assets:
Cash and cash equivalents	$118,440	$305,665
Short-term marketable securities	170,086	-
Accounts receivable, net	29,959	26,203
Prepaid expenses and other current assets	23,229	21,512
Total current assets	341,714	353,380
Restricted cash	7,447	7,445
Property and equipment, net	40,931	37,552
Intangible assets, net	22,756	10,268
Goodwill	16,183	3,565
Other long-term assets	735	484
Total assets	$429,766	$412,694

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$6,233	$4,174
Accrued expenses and other current liabilities	62,259	59,308
Deferred revenue	11,108	10,222
Total current liabilities	79,600	73,704
Other long-term liabilities	12,306	9,543
Total liabilities	91,906	83,247
Commitments and contingencies
Stockholders’ equity:
Common stock	90	87
Additional paid-in capital	538,917	516,090
Accumulated other comprehensive loss	(190)	-
Accumulated deficit	(200,957)	(186,730)
Total stockholders’ equity	337,860	329,447
Total liabilities and stockholders’ equity	$429,766	$412,694

TWILIO INC.
Condensed Consolidated Statements of Cash Flow
(In thousands)
(Unaudited)
	Three Months Ended
	March 31,
	2017	2016
Operating Activities:
Net loss	$(14,227)	$(6,468)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	3,955	1,580
Amortization of bond premium	63	-
Stock-based compensation	9,385	3,025
Provision for doubtful accounts	72	303
Gain on lease termination	(295)	-
Write-off of internally developed software	26	85
Changes in assets and liabilities:
Accounts receivable	(1,950)	(2,406)
Prepaid expenses and other current assets	(972)	(2,048)
Other long-term assets	(178)	15
Accounts payable	149	7,349
Accrued expenses and other current liabilities	5,221	3,893
Deferred revenue	885	745
Other long-term liabilities	306	(51)
Net cash provided by operating activities	$2,440	$6,022

Investing Activities:
Increase in restricted cash	-	(7,439)
Purchases of marketable securities	(170,769)	-
Capitalized software development costs	(3,649)	(2,493)
Purchases of property and equipment	(4,971)	(782)
Purchases of intangible assets	(8)	(144)
Acquisition, net of cash acquired	(22,621)	-
Net cash used in investing activities	$(202,018)	$(10,858)

Financing Activities:
Payments of costs related to public offerings	(238)	(1,434)
Proceeds from exercises of stock options	12,735	755
Value of equity awards withheld for tax liabilities	(155)	-
Net cash provided by (used in) financing activities	$12,342	$(679)

Effect of exchange rate changes on cash and cash equilavents	11	-

Net decrease in cash and cash equivalents	(187,225)	(5,515)
Cash and cash equivalents at beginning of period	305,665	108,835
Cash and cash equivalents at end of period	$118,440	$103,320

TWILIO INC.
Reconciliation to Non-GAAP Financial Measures
(In thousands, except share and per share amounts)
(Unaudited)
	Three Months Ended
	March 31,
	2017	2016

Gross profit	$50,086	$32,513
Non-GAAP adjustments:
Stock-based compensation	138	23
Amortization of acquired intangibles	997	70
Non-GAAP gross profit	$51,221	$32,606

Non-GAAP gross margin	59%	55%

Research and development	$26,522	$14,864
Non-GAAP adjustments:
Stock-based compensation	(4,484)	(1,516)
Amortization of acquired intangibles	(38)	(38)
Gain on lease termination	150	-
Payroll taxes related to stock-based compensation	(806)	-
Non-GAAP research and development	$21,344	$13,310

Non-GAAP research and development as % of revenue	24%	22%

Sales and marketing	$21,116	$13,422
Non-GAAP adjustments:
Stock-based compensation	(1,995)	(734)
Amortization of acquired intangibles	(117)	-
Gain on lease termination	100	-
Payroll taxes related to stock-based compensation	(338)	-
Non-GAAP sales and marketing	$18,766	$12,688

Non-GAAP sales and marketing as % of revenue	21%	21%

General and administrative	$17,203	$10,593
Non-GAAP adjustments:
Stock-based compensation	(2,768)	(752)
Amortization of acquired intangibles	(24)	(27)
Acquisition related expenses	(217)	-
Release of tax liability upon obligation settlement	920	-
Gain on lease termination	45	-
Payroll taxes related to stock-based compensation	(306)	-
Non-GAAP general and administrative	$14,853	$9,814

Non-GAAP general and administrative as % of revenue	17%	17%

Loss from operations and margin	$(14,755)	$(6,366)
Non-GAAP adjustments:
Stock-based compensation	9,385	3,025
Amortization of acquired intangibles	1,176	135
Acquisition related expenses	217	-
Release of tax liability upon obligation settlement	(920)	-
Gain on lease termination	(295)	-
Payroll taxes related to stock-based compensation	1,450	-
Non-GAAP loss from operations	$(3,742)	$(3,206)

Non-GAAP operating margin	(4% )	(5% )

TWILIO INC.
Reconciliation to Non-GAAP Financial Measures
(In thousands, except share and per share amounts)	Three Months Ended
(Unaudited)	March 31,
	2017	2016
Net loss attributable to common stockholders	$(14,227)	$(6,468)
Non-GAAP adjustments:
Stock-based compensation	9,385	3,025
Amortization of acquired intangibles	1,176	135
Acquisition related expenses	217	-
Release of tax liability upon obligation settlement	(920)	-
Gain on lease termination	(295)	-
Payroll taxes related to stock-based compensation	1,450	-
Non-GAAP net loss attributable to common stockholders	$(3,214)	$(3,308)

Non-GAAP net loss attributable to common stockholders as % of revenue	(4% )	(6% )

Net loss per share attributable to common stockholders, basic and diluted*	$(0.16)	$(0.37)
Non-GAAP adjustments:
Stock-based compensation	0.11	0.17
Amortization of acquired intangibles	0.01	0.01
Acquisition related expenses	0.00	-
Release of tax liability upon obligation settlement	(0.01)	-
Gain on lease termination	(0.00)	-
Payroll taxes related to stock-based compensation	0.02	-
Convertible preferred stock	-	0.14
Non-GAAP net loss per share attributable to common stockholders, basic and diluted	$(0.04)	$(0.05)

GAAP weighted-average shares used to compute net loss per share attributable to common stockholders, basic and diluted	88,612,804	17,483,198

Weighted-average shares of convertible preferred stock issued and outstanding	-	53,834,641

Non-GAAP weighted-average shares used to compute Non-GAAP net loss per share attributable to common stockholders, basic and diluted	88,612,804	71,317,839

* Some columns may not add due to rounding

TWILIO INC.
Key Metrics
(Unaudited)

	March 31,	June 30,	Sept. 30,	Dec. 31,	March 31,
	2016	2016	2016	2016	2017

Number of Active Customers (as of end date of period)	28,648	30,780	34,457	36,606	40,696
Base Revenue (in thousands)	$49,834	$56,370	$64,099	$75,245	$80,643
Base Revenue Growth Rate	92%	84%	75%	73%	62%
Dollar-Based Net Expansion Rate	170%	164%	155%	155%	141%

CONTACT:
Twilio Inc.
Investor Contact:
Greg Kleiner
ir@Twilio.com
or
Media Contact:
Kay Kinton
press@Twilio.com